MIDWEST EXPRESS HOLDINGS, INC.
                             1995 STOCK OPTION PLAN
                      (as amended through December 3, 1996)


   1.   PURPOSE

        This 1995 Stock Option Plan (the "Plan") of Midwest Express Holdings, Inc. (the "Corporation") is intended to encourage those employees who materially contribute to the success of the Corporation or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation's or Affiliate's long-term success.

   2.   EFFECTIVE DATE

        The Plan is adopted effective as of September 21, 1995, subject to approval by the stockholders of the Corporation at the Corporation's 1996 Annual Meeting of Stockholders.

   3.   DEFINITIONS

        "Affiliate" means any company in which the Corporation owns directly or indirectly 20% or more of the equity interest (collectively, the "Affiliates").

        "Board" means the Board of Directors of the Corporation.

        A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

             (1) any "Person" (as such term is defined in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof), other than (A) the Corporation or any of its subsidiaries,
        (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or any of its subsidiaries,
        (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation ("Excluded Persons"), is or becomes the "Beneficial Owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates after January 1, 1996 pursuant to express authorization by the Board that refers to this exception) representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities; or

             (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 1996, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange
        Act) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 1996 or whose appointment, election or nomination for election was previously so approved; or

             (3) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or approve the issuance of voting securities of the Corporation in connection with a merger or consolidation of the Corporation (or any direct or indirect subsidiary of the Corporation) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates after January 1, 1996 pursuant to express authorization by the Board that refers to this exception) representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities; or

             (4) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

             Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

        "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

        "Committee" means the Compensation Committee of the Board, provided that if the requisite number of members of the Compensation Committee are not Disinterested Persons, the Plan shall be administered by a committee, all of whom are Disinterested Persons, appointed by the Board and consisting of two or more directors with full authority to act in the matter. From and after September 18, 1996, "Committee" means the Compensation Committee of the Board, provided that if the requisite number of members of the Compensation Committee are not Non-Employee Directors, the Plan shall be administered by a committee, all of whom are Non-Employee Directors, appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term "Committee" shall mean the Compensation Committee or the committee appointed by the Board, as the case may be.

        "Common Stock" means the common stock, par value $0.01 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

        "Disinterested Person" means a person who is so defined for purposes of rule 16b-3 under the Exchange Act, or any successor provision, and who is also defined as an "outside director" for purposes of section 162(m) of the Code or any successor section.

        "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

        "Fair Market Value" means the mean between the high and low sales price of the Common Stock, on the relevant date as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or if no such prior sale information is available then as determined by the Committee.

        "Incentive Stock Option" means an Option which is so defined for purposes of section 422 of the Code or any successor section.

        "Insider" has the meaning set forth in subsection 12(h) of this Plan.

        "Non-Employee Director" means a person who is so defined for purposes of Rule 16b-3 under the Exchange Act, or any successor provision, and who is also defined as an "outside director" for purposes of Section 162(m) of the Code, or any successor section.

        "Nonqualified Stock Option" means any Option which is not an Incentive Stock Option.

        "Option" means a right to purchase a specified number of shares of Common Stock at a fixed option price equal to no less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

        "Option Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions applicable to the Option granted to the Participant.

        "Option Price" has the meaning set forth in subsection 6(b) of this Plan.

        "Participant" means an employee who the Committee selects to participate in and receive Options under this Plan (collectively, the "Participants").

        "Retirement" and "Retire" means the termination of employment on or after the date the Participant is entitled to receive immediate payments under a qualified retirement plan of the Corporation or an Affiliate; provided, however, if the Participant is not eligible to participate under a qualified retirement plan of the Corporation or its Affiliates then such Participant shall be deemed to have retired if his termination of employment is on or after the date such Participant has attained age 55.

        "Total and Permanent Disability" means Totally and Permanently Disabled as defined in the Midwest Express Airlines, Inc. Salaried Employees Retirement Plan, provided the Committee shall make a determination of Total and Permanent Disability for any Participant hereunder.

   4.   ADMINISTRATION

        The Plan and all Options granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any Option Agreements; provided, however, that no such action or determination may increase the amount of compensation payable that would otherwise be due in a manner that would result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.
   Any interpretation or construction of any provisions of this Plan or the Option Agreements by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

        Within 60 days following the close of each calendar year that the Plan is in operation, the Committee shall make a report to the Board specifying the employees who received Options under the Plan during the prior year, the number of Options to the individual employees, and the status of prior Options.

        The Committee shall have the power to promulgate Committee Rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and Option Agreements.

        The Committee may authorize persons other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, except that: (a) the authority to grant Options, the selection of employees for participation and decisions concerning the timing, pricing and amount of an Option shall not be delegated by the Committee; (b) the authority to administer Options with respect to persons who are subject to section 16 of the Exchange Act shall not be delegated by the Committee; (c) any delegation shall satisfy all applicable requirements of rule 16b-3 of the Exchange Act, or any successor provision; and (d) no such delegation shall result in the disallowance of a deduction to the Corporation under section 162(m) or any successor section. Any person to whom such authority is granted shall continue to be eligible to receive Options under the Plan.

   5.   ELIGIBILITY

        The Committee shall from time to time select the Plan Participants from those employees whom the Committee determines either to be in a position to contribute materially to the success of the Corporation or Affiliate or to have in the past so contributed. Only employees (including officers and directors who are employees) of the Corporation and its Affiliates are eligible to participate in the Plan.

   6.   OPTION TERMS

        The Committee shall determine and designate from time to time those Participants to whom Options are to be granted and the number of shares of Common Stock to be optioned to each. Such Options may be in the form of Incentive Stock Options or the in the form of Nonqualified Stock Options. After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant an Option Agreement evidencing the granting of the Option. The Option Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 6(a) through 6(i).

        (a) Period of Option. The period of each Option shall be (i) 10 years from the date it is granted for a Nonqualified Stock Option or such other period as may be determined by the Committee subject to a maximum period of 15 years and (ii) no more than 10 years from the date it is granted for an Incentive Stock Option.

        (b) Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the "Option Price").

        (c) Limitations on Exercise. At any time during the period of the Option, either (i) the Participant may purchase after the end of the first year after the granting of the Option up to 30 percent of the shares covered by the Option; after the end of the second year, an additional 30 percent; and after the end of the third year, the remaining 40 percent of the total number of shares covered by the Option, or (ii) the Participant may purchase the percentage of shares each year as otherwise determined by the Committee at the time the Option is granted; provided, however, that if the Participant's employment with the Corporation or an Affiliate is terminated for any reason other than death, Retirement or Total and Permanent Disability, the Option shall be exercisable only for three months following such termination and only for the number of shares of Common Stock which were exercisable on the date of such termination unless otherwise provided by the Committee. In no event, however, may an Option be exercised more than 15 years after the date of its grant, if it is a Nonqualified Stock Option, or 10 years after the date of its grant, if it is an Incentive Stock Option. Provided, however, that a termination of employment with the Corporation or an Affiliate to accept immediate reemployment with the Corporation or an Affiliate shall not be deemed to be a termination of employment for purposes of the Plan.

        (d) Exercise after Death, Retirement and Disability. If a Participant dies or becomes Totally and Permanently Disabled, without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 6(c), within a period not to exceed (i) three years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier. Upon a Participant's death, the Option may be exercised by the person or persons to whom such Participant's rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator. If a Participant Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 6(c), within a period not to exceed (i) five years from the date of such event or (ii) the remaining period of the Option, whichever is earlier.

        (e) Change in Control. In the event of a Change in Control, each holder of an Option shall have the right at any time thereafter to exercise the remaining portion of such Option, without regard to the limitations in subsection 6(c), at any time during the remaining period of the Option. As of the date of the approval of the Plan by the stockholders of the Corporation, any outstanding Option previously granted under the Plan shall be deemed amended to provide to the holder of such Option the rights under this subsection in the event of a Change in Control. The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this subsection if it determines that the operation of this subsection may prevent a transaction in which the Corporation or any Affiliate is a party from being accounted for on a pooling-of-interests basis.

        (f) Non-transferability. During the Participant's lifetime, Options shall be exercisable only by such Participant. Options shall not be transferable other than by will or the laws of descent and distribution upon the Participant's death. Notwithstanding anything in this subsection 6(f) to the contrary, the Committee may also grant to designated Participants the right to transfer such Options, to the extent allowed under rule 16b-3 of the Exchange Act, subject to terms and conditions of the Option Agreement and to Committee Rules on the date such right is granted.

        (g) Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, at the office of the Treasurer, written notice of the number of shares with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Payment may be made (i) in cash, (ii) by a check payable to the Corporation, (iii) in shares of Common Stock transferable to the Corporation and having a Fair Market Value on the transfer date equal to the amount payable to the Corporation, (iv) by delivery (including by telecopy) to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares at the time being acquired and deliver the sale or margin loan proceeds directly to the Corporation to pay the exercise price, or (v) through any combination of the foregoing. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased. A Participant shall have none of the rights of a stockholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.

        (h) Purchase for Investment. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, a Participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

        (i)  Limitations on Incentive Stock Option Grants.

             (i) An Incentive Stock Option shall be granted only to an individual who, at the time the Option is granted, does not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or Affiliates.

             (ii) The aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

        (j) Options for Nonresident Aliens. In the case of any Option awarded to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States, the Committee may (i) waive or alter the conditions set forth in subsections 6(a) through 6(i) to the extent that such action is necessary to conform such Option to applicable foreign law, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (1) increase any benefits accruing to any Participants under the Plan, (2) increase the number of securities which may be issued under the Plan, (3) modify the requirements for eligibility to participate in the Plan, (4) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code or (5) result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

   7.   SHARES SUBJECT TO THE PLAN

        The number of shares of Common Stock available with respect to Options granted under this Plan shall not exceed 250,000 in the aggregate, subject to the adjustment provision set forth in section 9 hereof. The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine. Shares subject to Options which become ineligible for purchase will be available for grant under the Plan to the extent permitted by section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Committee.

   8.   INDIVIDUAL LIMITS

        The maximum number of shares of Common Stock covered by Options which may be granted to any Participant within any 2 consecutive calendar year period shall not exceed 75,000, in the aggregate. If an Option which had been granted to a Participant is canceled, the shares of Common Stock which had been subject to such canceled Option shall continue to be counted against the maximum number of shares for which Options may be granted to the Participant. In the event that the number of Options which may be granted is adjusted as provided in the Plan, the above limits shall automatically be adjusted in the same ratio.

   9.   CHANGES IN CAPITALIZATION

        In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock by the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participant contemplated hereby, to reflect such changes in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares for which Options may be granted to any Participant, (c) the number of shares and Option Price per share of all shares of Common Stock subject to outstanding options, and (d) such other provisions of the Plan as may be necessary and equitable to carry out the foregoing purposes, provided, however that no such adjustment or change may be made to the extent that such adjustment or change will result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

   10.  EFFECT ON OTHER PLANS

        All benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

   11.  TERM OF THE PLAN

        No Option may be granted after September 27, 1999 under the Plan, but Options theretofore granted shall continue in force beyond that date pursuant to their terms.

   12.  GENERAL PROVISIONS

             (a) No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

             (b) Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons.

             (c) Modification of Awards. Subject to the requirements of the Plan, the Committee may modify or amend any Option or waive any restrictions or conditions applicable to any Option or the exercise thereof, and the terms and conditions applicable to any Options may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the Plan. Action may be taken under this section 12(c) notwithstanding expiration of the Plan under section 11. Notwithstanding anything in this subsection 12(c) to the contrary, the Committee may not take any action to the extent that such action would result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

             (d) Inalienability of Benefits and Interest. Except as provided in subsection 6(f), no benefit payable or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

             (e) Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the internal laws of the state in which the Corporation is incorporated at the time of the question.

             (f) Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

             (g) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

             (h) Withholding. The Committee shall require the withholding of all taxes as required by law. A Participant may elect to have any portion of the federal, state or local income tax withholding required with respect to an exercise of a Nonqualified Stock Option satisfied by tendering to the Corporation shares of Common Stock, which, in the absence of such an election, would have been issued to such Participant in connection with such exercise. In the event that the value of the shares of Common Stock tendered to satisfy the withholding tax required with respect to an exercise exceeds the amount of such tax, the excess of such market value over the amount of such tax shall be returned to the Participant, to the extent possible, in whole shares of Common Stock, and the remainder in cash. The value of a share of Common Stock tendered pursuant to this subsection 12(h) shall be the Fair Market Value of the Common Stock on the date on which such shares are tendered to the Corporation. An election pursuant to this subjection 12(h) shall be made in writing and signed by the Participant. An election pursuant to this subsection 12(h) is irrevocable. A Participant who exercises an Option and who is required to report to the Securities and Exchange Commission under section 16(a) of the Exchange Act (an "Insider") may satisfy the income tax withholding due in respect of such exercise pursuant to this subsection 12(h) only if the Insider also satisfies an exemption under section 16(b) of the Exchange Act (or the rules or regulations promulgated thereunder) for such withholding.

             (i) Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Options and Option Agreements under the Plan to the extent (1) permitted by law,
        (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, (3) permitted under applicable provisions of the Securities Act of 1933, as amended, and the Exchange Act (including rule 16b-3) and (4) that such action would not result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder); provided,however, that if any of the foregoing requires the approval by stockholders of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of the stockholders. Except as provided in subsections 6(j) and 12(c) no such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Options or other rights previously granted the Participant under the Plan.
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